CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the inclusion in this Annual Report Form 10-KSB/A of our report dated March 18, 1997, on our audits of the consolidated financial statements and schedules of Hartcourt Companies, Inc. and Subsidiaries ("The Company").



Harlan & Boettger LLP
June 26, 1997